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                               September 19, 1996



MetroGolf Incorporated
Charles D. Tourtellotte
1999 Broadway, Suite 2435
Denver, Colorado  80202

Dear Mr. Tourtellotte:

     EXTENSION TO LETTER OF COMMITMENT - CENTRAL PARK GOLF COURSE

On April 11, 1995, the City Council of the City of Fremont formally selected The Vintage Group USA, Ltd. of Denver, Colorado as developer and operator of the proposed Central Park Golf Course. The action of the City Council included authorization for City staff to issue a LETTER OF COMMITMENT. The Letter of Commitment was scheduled to expire on December 31, 1995. On December 14, 1995, the Letter of Commitment was extended with an expiration of September 30, 1996. During the ensuing negotiating period, the Vintage Group USA, Ltd. reformed and renamed as MetroGolf Incorporated and acquired the leasehold of the Central Park Golf Driving Range. In recognition of the continuing good faith efforts of MetroGolf Incorporated, the City of Fremont will extend the Letter of Commitment for an additional three month period expiring on December 31, 1996.

The City of Fremont hereby certifies that it will continue exclusive negotiations with MetroGolf Incorporated for the purposes of establishing an agreement for construction and long term operation of the Central Park Golf Course. Furthermore, the City of Fremont hereby reiterates that it will authorize development of this project upon verification that MetroGolf Incorporated has satisfied the following conditions:

1. MetroGolf Incorporated provides evidence of either loan commitments or cash reserves sufficient to fund development of the golf course and operation of the combined golf course and golf driving range.

2. MetroGolf Incorporated provides evidence that all members of the proposed project team are available for the project duration and are committed to the project. This team shall consist of at least:

     Charles Tourtellotte, MetroGolf Incorporated, Denver, Colorado Perry Dye, Dye Designs International, Denver, Colorado
     Darrell Wilson, CMX Group, Inc., Phoenix, Arizona

3. City staff and MetroGolf Incorporated have negotiated a lease agreement satisfactory to City Council.

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4.   MetroGolf Incorporated provides an acceptable schematic drawing of the proposed golf course.

5. Staff has validated MetroGolf Incorporated's development budget assumptions.

The issuance of this extension letter does not relieve MetroGolf Incorporated of the obligations of complying with all federal, state and local laws. This commitment by the City of Fremont shall cease at midnight, December 31, 1996 unless extended by mutual agreement between the City of Fremont and MetroGolf Incorporated.

Sincerely,



Harvey E. Levine
City Attorney

c:   City Manager
     City Council